SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                November 11, 2005
                                (Date of report)


                             RESOLVE STAFFING, INC.
             (Exact Name of Registrant as Specified in its Charter)


              Nevada                  0-29485                 33-0850639
    (State of Incorporation)   (Commission File Number)    (IRS Employer ID)


                                 3235 Omni Drive
                              Cincinnati, OH 45245
                    (Address of Principal Executive Offices)

                                 (800) 894-4250
              (Registrant's telephone number, including area code)

Item 4.02 Non-Reliance on Previously Issued Financial Statements

Preliminary Comment

      On November 7, 2005, the U.S. Securities and Exchange Commission ("Commission") issued comments to the Registrant in connection with the Commission's review of the Form 8-K filed by the Registrant on October 27, 2005. The Registrant now files this amendment to that Form 8-K, designed to make additional disclosures and address the Commission's comments. In that regard, the following is intended to amend and supersede the Registrant's Form 8-K filing of October 27, 2005.

Amended and Superseding Disclosures

      The Registrant's officers, with the concurrence of the board of directors, has determined that the financial statements contained in the Forms 10-QSB for the periods ended March 31, 2005 and June 30, 2005 ("Reports"), should no longer be relied upon because such Reports do not include the financial statement disclosure and accurately present the financial results that are necessary and required to report the acquisitions made by the Registrant, as disclosed in the Registrant's Form 8-K filed on February 9, 2005.

      On or about September 26, 2005, the Registrant received a comment letter from the Commission subsequent to its review of the Registrant's Form 8-K filed on February 9, 2005 disclosing certain business acquisitions ("Acquisitions") made by the Registrant. The Registrant at the time believed that the accounting treatment of the Acquisitions did not result in the Registrant deeming the employee staffing division of ELS, Inc. ("ELS") as the accounting acquirer under SFAS No. 141--Business Combinations. ELS Inc. is a large, privately-held company that operated a separate employee staffing division, (ELS) that complimented its other business segments, and it is ELS that has been determined to be the accounting acquirer of the Acquisitions rather than the Registrant. Although initially, the Registrant determined that the accounting acquirer was the Registrant, upon further consideration and comment by the Commission, ELS has been determined to be the accounting acquirer. Members of the Board of Directors and officers of the Company have discussed this change as well as all other items disclosed in the filing with the Registrant's auditors. ELS Inc. is the seller in the Acquisitions.

      Upon further consideration and additional interpretation of SFAS 141, as it relates to the Acquisitions, the Registrant has determined that ELS is the accounting acquirer. As a result of this determination, it is the Registrant's intention to more fully comply with Item 310(c) of Regulation S-B by amending the Form 8-K filed February 9, 2005 by including two years audited financial statements of ELS (temporary staffing division) operated by ELS Inc. and the pro forma financial information required by Item 310(C) of Regulation S-B.

      In addition, once the Form 8-K is amended to include the accounting treatment of the Acquisitions, the Registrant intends to further amend its Reports filed for the periods ended March 31, 2005 and June 30, 2005. As a result, the financial statements contained in the Reports should not be relied upon until such amendments are filed, which the Registrant anticipates will be completed within approximately 45 days from the date of this report.

Accounting Controls of the Registrant

      The Registrant's officers that certified the financial disclosures contained in the Reports have considered the effects of the Registrant's initial described above accounting treatment of the Acquisitions compared to the Registrant's reconsideration of SFAS 141 as it relates to the Acquisitions. In their initial determination of the accounting treatment for the Acquisitions, the Registrant and its certifying officers duly considered the interpretive guidance offered by SFAS 141, coupled with the application of the factors specifically contained in paragraphs 15-19 of SFAS 141, most notably paragraph
17. Based upon the Registrant's evaluation of the factors contained in paragraph 17 of SFAS 141, and further based upon preliminary discussions the Registrant had with its auditors. The Registrant felt that its initial determination was appropriate.

      Further consideration, primarily driven by the comments issued to the Registrant by the Commission, coupled with guidance offered by the accounting staff at the Commission in reviewing its comments, caused the Registrant to reconsider the application of SFAS 141 to the Acquisitions.

      The Registrant and its certifying officers do not believe that there are any deficiencies in its accounting controls and procedures as a result of the sequence of events leading up to the filing of this amended Form 8-K.

Item 9.01. Financial Statements and Exhibits.

      (c)   Exhibits.

            None.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      RESOLVE STAFFING, INC.


Dated: November 11, 2005              /s/ Ronald E. Heineman
                                      -----------------------------
                                      Ronald E. Heineman, CEO